SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): AUGUST 15, 2001

HNC SOFTWARE INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-26146	33-0248788

(Commission File Number)	(I.R.S. Employer Identification Number)

5935 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
(Address of Principal Executive Offices)

(858) 546-8877
(Registrant’s Telephone Number, Including Area Code)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

     This report on Form 8-K is being filed by HNC Software Inc., a Delaware corporation (“HNC” or the “Company”). Pursuant to an Asset Purchase Agreement dated as of August 15, 2001 (the “Asset Purchase Agreement”) between HNC and Brokat Technologies, Inc., a Delaware corporation (“BTI”), on August 15, 2001 HNC purchased from BTI substantially all of the assets and assumed certain liabilities of BTI’s Blaze Advisor business unit for approximately $20,000,000 in cash. Of the $20,000,000 cash payment, $16,500,000 was paid to BTI at the closing, $2,000,000 is being withheld by HNC for BTI for approximately one year in order to secure and collateralize indemnification obligations of BTI to HNC under the Asset Purchase Agreement, and the approximately $1,500,000 balance will be used to pay off certain of the accrued liabilities of BTI that were assumed by HNC under the terms of the Asset Purchase Agreement. The cash portion of the purchase price and funds used to pay assumed cash liabilities were provided from the Company’s existing working capital cash reserves.

     BTI’s Blaze Advisor business unit was the successor to Blaze Software, Inc., a formerly public company that was acquired by Brokat Technologies AG, a German stock corporation, formerly Brokat AG (“Brokat”), in September 2000 and owned by Brokat through BTI, Brokat’s wholly owned indirect subsidiary. The assets of the Blaze Advisor business unit purchased by HNC include the Blaze Advisor family of computer software products and related tangible and intangible assets, technology and contracts. The purchase price was determined by extensive negotiations between HNC and Brokat and BTI.

     Blaze Advisor’s rules management technology is designed for large organizations with complex or frequently changing business rules. The Blaze Advisor product family is targeted at companies that need to provide highly personalized services, operate in complex regulatory environments, or have business processes that must constantly change and adapt. Blaze Advisor’s technology allows business decision-making to be separated from procedural code and allows non-technical business people to change production applications without relying on their IT departments

     In connection with this acquisition, HNC hired approximately 100 former employees of the Rules Business Unit who will work out of offices in San Jose, California and in Japan. Historically, the Blaze Advisor business unit generated significant operating losses. HNC intends to reduce the cost structure of the acquired business in order to improve operating results of this business.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, HNC will file the financial statements required under paragraph (a) of this Item 7 as soon as practicable, but not later than 60 days after the date that the initial report on Form 8-K is required to be filed.

(b)	PRO FORMA FINANCIAL INFORMATION.

Pursuant to paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K, HNC will file the pro forma financial information required under paragraph (b) of this Item 7 as soon as practicable, but not later than 60 days after the date that the initial report on Form 8-K is required to be filed.

(c)	EXHIBITS.

     The following exhibits are filed herewith:

2.01	Asset Purchase Agreement dated as of August 15, 2001 between the Registrant and BTI.

Pursuant to Item 601(b)(2) of Regulation of S-K, certain exhibits and schedules to this Agreement have been omitted but will be furnished supplementally to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HNC SOFTWARE INC.

Dated: August 30, 2001	By:	/s/ RUSSELL C. CLARK

Russell C. Clark, Vice President, Corporate Finance and Assistant Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.01	Asset Purchase Agreement dated as of August 15, 2001 between the Registrant and BTI. Pursuant to Item 601(b)(2) of Regulation of S-K, certain exhibits and schedules to this Agreement have been omitted but will be furnished supplementally to the Commission upon request.